UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

KraneShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Shareholder Name
Address 1
Address 2
Address 3

August 24, 2017

URGENT RESPONSE REQUESTED

Re:	KraneShares Bosera MSCI China A Share ETF (“KBA”)
KraneShares Zacks New China ETF (“KFYP”)
KraneShares CSI China Internet ETF (“KWEB”)
KraneShares E Fund China Commercial Paper ETF (“KCNY”)
KraneShares FTSE Emerging Markets Plus ETF (“KEMP”)

Dear Shareholder:

We have made multiple attempts to contact you regarding a very important matter pertaining to your investment in one of the above listed Funds. In order to proceed we are requesting your immediate response by August 30, 2017. This matter pertains to an important strategic initiative for the Fund which requires your response.

It is very important that we speak to you regarding this matter as soon as possible.  The call will only take a few moments of your time and there is no confidential information required; however your response is requested.

Please contact us toll-free at 1-877-283-0320 Extension 11872 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday.  At the time of the call please reference the number listed below.

Thank you.

Sincerely,

Jonathan Krane
Principal Executive Officer
KraneShares Trust

ID NUMBER:    1234567